Pricing Supplement No.84L  Dated December 10, 1999     Rule 424(b)(2)
(To Prospectus dated January 29, 1999 and             File No's. 33-64261
Prospectus Supplement dated February 3, 1999)             and   333-70639

THE CHASE MANHATTAN CORPORATION


[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $400,000,000.00
	Issue Price: 100.00%
	Commission or Discount:$228,000.00
	Proceeds to Company:  $399,772,000.00
	Agent: CHASE SECURITIES

	Agent's Capacity:  []     As agent    [X]  As principal

	If as principal
		[X]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[ ]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: DECEMBER 15, 1999
	Stated Maturity:	   	DECEMBER 17, 2001

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[	Fixed Rate Note:
    Interest Rate:

[X]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [ ] CMT [ ]
			     LIBOR Telerate [X]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [ ]

	Initial Interest Rate:

	Int.Determ.Dates: 2 Business Days Prior to Interest Reset Dates


	Interest Payment Dates: The 17TH of March, June, September
                         and December
 Interest  Reset Dates:  The 17th of March, June, September
                         and December

	Index Maturity: 3 mo Libor
	Spread (+/-): +10BP
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [x]